Exhibit 99.1
THOMAS WEISEL PARTNERS GROUP, INC. REPORTS THIRD QUARTER
AND FIRST NINE MONTHS REVENUE AND EARNINGS RESULTS
San Francisco, October 31, 2006 — Thomas Weisel Partners Group, Inc. (NASDAQ: TWPG) reported net revenue of $58.1 million in the third quarter of 2006 and $199.8 million in the first nine months of 2006 representing increases of 4% and 22% over the comparable periods in 2005, after excluding management fees earned in 2005 from Thomas Weisel Capital Partners (TWCP), which we no longer receive, as discussed below. If management fees earned in 2005 from TWCP were included, net revenue for the third quarter and first nine months of 2006 was essentially unchanged and represented an increase of 13%, respectively, over the comparable periods in 2005.
Net income increased to $1.6 million in the third quarter of 2006 from a net loss of $2.2 million in the third quarter of 2005 and increased to $26.2 million in the first nine months of 2006 compared to a net loss of $14.2 million in the first nine months of 2005. Diluted earnings per share for the third quarter and first nine months of 2006 were $0.06 and $1.03, respectively.
After adjusting for certain one-time events, including our conversion to a corporation, non-GAAP net income and diluted earnings per share were $2.8 million and $0.11 for the third quarter of 2006 and $13.9 million and $0.56 for the first nine months of 2006. A reconciliation between our GAAP results and these non-GAAP measures is discussed below.
Business Highlights
•	Investment Banking. Investment banking revenue increased 40% to $22.2 million in the third quarter of 2006 and increased 84% to $86.9 million in the first nine months of 2006, compared to the corresponding periods in 2005.

In the third quarter of 2006, we completed 16 investment banking transactions with an aggregate value of $3.9 billion. Of these transactions, five were advisory engagements, an increase from two advisory transactions in the second quarter of 2006 and three advisory transactions in the third quarter of 2005. Also included within investment banking transactions for the third quarter of 2006 were five private capital raising transactions, up from two in the second quarter of 2006 and three in the third quarter of 2005.

Notable transactions included a joint book-managed follow-on offering for Crocs, Inc. and co-managed initial public offerings for Bare Escentuals, Riverbed Technology and CommVault Systems. Other notable third quarter transactions included advising Cortina Systems in its $115 million acquisition of Intel’s Optical-Networking Components Business and lead-managing a registered direct offering for Auxilium Pharmaceuticals.

“We are pleased with our continued progress in building out our investment banking verticals, as well as improvements in our strategic advisory and private placement businesses. We saw a significant increase in our number of transactions in these areas during the third quarter,” said Thomas Weisel, CEO and Chairman.

•	Brokerage. Although down from 2005 levels, quarterly brokerage revenue increased sequentially in the third quarter of 2006 from the second quarter of 2006 to $30.7 million. Improvements were mainly driven by our convertible debt and institutional middle-market businesses, areas where we have recently deployed resources and made key hires.

•	Asset Management. Asset management revenues improved 29% to $16.5 million in the first nine months of 2006, after excluding management fees earned in 2005 from TWCP, which we no longer receive, as discussed below. Management fees contributed $9.5 million, while investment gains in partnerships and other securities added $7.0 million to total asset management revenue during the first nine months of 2006.

•	Recent Hires. We recently hired Kenneth Korngiebel both to head a new small/mid-cap growth equity asset management team and to serve as the Chief Investment Officer of our asset management business and oversee development of additional asset management products. While at his former employer, Columbia Management, Mr. Korngiebel developed an outstanding track record as the portfolio manager for several small- and mid-cap growth products. In his move to Thomas Weisel Partners, Mr. Korngiebel will be joined by Ted Wendell, Mike Kosicki and John Liu, each of whom was a member of Mr. Korngiebel’s team of investment professionals at Columbia Management. Mr. Korngiebel and his team will operate out of a newly established office in Portland, Oregon.

“Bringing on Ken and his investment team is a significant milestone in the expansion of our asset management business,” stated Thomas Weisel, CEO and Chairman. “Ken’s experience with portfolio construction and risk management will be deployed not just with respect to small- and mid-cap products, but throughout our asset management platform.”
Revenues
Investment Banking
Third Quarter, 2006
Investment banking revenue increased 40% in the third quarter of 2006 to $22.2 million compared to the third quarter of 2005. This increase was primarily due to an increase in average revenue per capital raising transaction compared to the same period in 2005. Average revenue per transaction increased to $1.3 million from $1.0 million in the third quarter of 2005.
Capital raising revenue increased 70% in the third quarter of 2006 to $13.9 million compared to the third quarter of 2005. Again, this increase was primarily due to an increase in average revenue per capital raising transaction as compared to the third quarter of 2005. We closed 11 capital raising transactions in the third quarter of 2006 compared to 13 in the third quarter of 2005.
Strategic advisory revenue increased 8% in the third quarter of 2006 to $8.3 million compared to the third quarter of 2005. We completed five strategic advisory transactions compared to three in the year-ago quarter.
First Nine Months, 2006
Investment banking revenue increased 84% in the first nine months of 2006 to $86.9 million compared to the first nine months of 2005. This increase was both the result of closing 59 transactions compared to 45 in the first nine months of 2005, and as a result of the average revenue per transaction growing to $1.4 million compared to $1.0 million in the first nine months of 2005. The increase in the average revenue per transaction was primarily attributable to an increase in the average size of the capital raising transactions we participated in. We joint book-managed our own initial public and follow-on offerings during the first nine months of 2006, but excluded those transactions from our transaction count totals. We did not recognize revenue from those transactions and did not include those transactions in our revenue per transaction measures.
Capital raising revenue increased 146% in the first nine months of 2006 to $71.0 million compared to the first nine months of 2005. We closed 49 capital raising transactions compared to 35 in the first nine months of 2005.
Strategic advisory revenue declined 14% in the first nine months of 2006 to $15.9 million compared to the first nine months of 2005. The decline was primarily the result of a decrease in the average revenue per strategic transaction, which was driven by a reduction in average transaction value as compared to the first nine months of 2005. We completed 10 strategic advisory transactions in both the first nine months of 2006 and 2005.
Investment banking revenues are typically recognized at the completion of each transaction. As a result, our investment banking revenues have and likely will continue to vary significantly between periods. Our investment banking engagements typically relate to only one potential transaction and do not provide us with long-term contracted sources of revenue.

Brokerage
Third Quarter, 2006
Brokerage revenue declined 11% in the third quarter of 2006 to $30.7 million compared to the third quarter of 2005. The declines were mainly attributable to decreases in our average daily trading volume and average commission per share in equity securities trading, partially offset by improvements in our middle markets and private client services businesses.
First Nine Months, 2006
Brokerage revenue decreased 9% to $94.8 million in the first nine months of 2006 compared to the first nine months of 2005. The declines were mainly attributable to decreases in our average daily trading volume and average commission per share in equity securities trading, partially offset by improvements in our middle markets, convertible debt securities and private client services businesses.
Asset Management
Third Quarter, 2006
Asset management revenue for the third quarter of 2006 was $4.1 million, a decrease of 21% compared to the third quarter of 2005, after excluding management fees earned in 2005 from TWCP, which we no longer receive. The decline was primarily related to less investment gains from our private equity fund, Global Growth Partners, which experienced strong investment gains in the third quarter of 2005. Management fees contributed $2.9 million to total asset management revenue in the third quarter of 2006 and investment gains in partnerships and other securities contributed $1.2 million.
Including management fees from TWCP in 2005, total asset management revenue decreased 47% in the third quarter of 2006 compared to the same period in 2005 (asset management revenue for the third quarter of 2005 was $7.8 million). The management of TWCP was transferred to a third party in the fourth quarter of 2005 and following that transfer we no longer receive management fees from TWCP. Management fees received from TWCP in the third quarter of 2005 were $2.6 million. We continue to receive investment gains and losses from our capital account with TWCP.
First Nine Months, 2006
Asset management revenue for the first nine months of 2006 was $16.5 million, an increase of 29% over the comparable period in 2005, after excluding management fees earned in 2005 from TWCP, which we no longer receive, as described above. The gains were mainly attributable to increases in investment gains from TWCP, partially offset by less gains from our Global Growth Partners fund. The TWCP gains were in respect of management fees that we waived in prior periods. Overall, management fees contributed $9.5 million to asset management revenue in the first nine months of 2006 and investment gains in partnerships and other securities contributed $7.0 million.
Including management fees from TWCP in 2005, total asset management revenue decreased 36% in the first nine months of 2006 compared to the same period in 2005 (asset management revenue for the first nine months of 2005 was $25.8 million). Management fees received from TWCP in the first nine months of 2005 were $13.1 million.
Expenses
Compensation and Benefits
Third Quarter, 2006
Compensation and benefits expense decreased 12% in the third quarter of 2006 to $33.6 million compared to the same period in 2005. Compensation and benefits expense in the third quarter included $2.2 million of non-cash compensation expense relating to equity awards made in connection with our initial public offering.
As a percentage of net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities), compensation and benefit expense (excluding expense relating to equity awards made in connection with our initial public offering) was 55% for the third quarter.
First Nine Months, 2006
Compensation and benefits expense decreased 5% in the first nine months of 2006 to $111.0 million compared to the same period in 2005. Compensation and benefits expense in the first nine months of 2006 included $5.1 million of non-cash compensation expense relating to equity awards made in connection with our initial public offering.
As a percentage of net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities), compensation and benefit expense (excluding expense relating to equity awards made in connection with our initial public offering) was 55% for the first nine months of 2006.
In connection with our initial public offering, we indicated that beginning in 2006 we intend to maintain our aggregate compensation and benefits expense (excluding expense relating to equity awards made in connection with our initial public offering), within the range of 55% to 58% of our net revenues (excluding investment gains and losses attributable to investments in partnerships and other securities), although we retain the ability to change this rate in the future. Our accruals for compensation and benefits expense in 2006 were consistent with this policy.
Non-compensation
Third Quarter, 2006
Non-compensation expense increased $1.2 million, or 5%, in the third quarter of 2006 to $23.0 million compared to the corresponding period in 2005. The increase in non-compensation expense in the third quarter was mainly due to higher professional services and insurance costs, as well as an occupancy charge related to our decision to sublease, at a lower rate than our current lease rate, certain leased premises in San Francisco, CA that we were previously holding for expansion purposes, offset by lower brokerage, communication and depreciation and amortization expenses.
First Nine Months, 2006
Non-compensation expense decreased $0.1 million in the first nine months of 2006 to $72.4 million compared to the same period in 2005.
Provision for Taxes, Tax Benefit
Third Quarter, 2006
Our tax benefit for the third quarter of 2006 was $0.1 million, which was the result of a $0.9 million deferred tax benefit offset by a $0.8 million current provision for taxes. This deferred tax benefit resulted primarily from a $0.6 million downward adjustment to the valuation allowance we previously recorded at the time of our conversion from a limited liability company to a corporation. The downward adjustment was related to capital gains in investment partnerships and other securities recorded in the third quarter of 2006.
First Nine Months, 2006
Our tax benefit for the first nine months of 2006 was $9.8 million. This amount results from a deferred tax benefit of $14.7 million for the first nine months of 2006, partially offset by a current provision for taxes of $4.9 million for the first nine months of 2006. This $14.7 million deferred tax benefit is primarily the result of our conversion from a limited liability company to a corporation in the first quarter of 2006, which resulted in a net $13.8 million benefit, and subsequent downward adjustments to the associated valuation allowance that were primarily related to capital gains recorded in the second and third quarters of 2006 in investment partnerships and other securities. For the first nine months of 2006, our effective tax rate, after excluding first quarter one-time events but including the effect of downward adjustments to the valuation allowance, was 34%.
Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. We have reported in this press release our net income for the third quarter of 2006 on a non-GAAP basis by excluding the $1.2 million after-tax non-cash expense incurred in the third quarter of 2006 associated with the initial grant of restricted stock units made in connection with our initial public offering. We have also reported in this press release our net income for the first nine months of 2006 on a non-GAAP basis by (i) excluding the effect of recognizing during the first quarter of 2006 a $13.8 million one-time net deferred tax benefit resulting from our conversion to corporation from a limited liability company (but not excluding subsequent adjustments to the related valuation allowance), (ii) excluding the $3.0 million after-tax non-cash expense incurred in the first nine months of 2006 associated with the initial grant of restricted stock units made in connection with our initial public offering and (iii) including additional income tax expense of $1.5 million for the first quarter of 2006, because we estimate that had we converted to a corporation on January 1, 2006 we would have incurred additional income tax expense for the period from January 1, 2006 to February 7, 2006 equal to our net income for the period from January 1, 2006 through February 7, 2006 of $3.6 million multiplied by the applicable federal and state tax rate for the first quarter of 2006 of 42%.
We have also reported in this press release our basic and diluted earnings per share for the third quarter of 2006 on a non-GAAP basis by:
•	using $2.8 million as the numerator of our non-GAAP basic and diluted earnings per share calculations, which amount is derived by beginning with net income attributable to common shareholders of $1.6 million and adjusting to exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $1.2 million; and

•	using as the denominator of our non-GAAP basic and diluted earnings per share calculations the basic and diluted weighted average shares used, respectively, as the denominator of our GAAP basic and diluted earnings per share calculations.
We have also reported in this press release our basic and diluted earnings per share for the first nine months of 2006 on a non-GAAP basis by:
•	using $13.9 million as the numerator of the non-GAAP earnings per share calculation, which amount is derived by beginning with net income available to common stockholders of $24.6 million for the first nine months of 2006 and adjusting to (i) exclude the effect of the $13.8 million one-time net deferred tax benefit recognized in the first quarter of 2006 (but not excluding subsequent adjustments to the related valuation allowance), (ii) include the additional income tax expense of $1.5 million with respect to the period from January 1, 2006 through February 7, 2006, (iii) exclude the after-tax non-cash expense associated with our initial grant of restricted stock units of $3.0 million for the first nine months of 2006 and (iv) exclude the $1.6 million of preferred dividends and accretion with respect to the period from January 1, 2006 through February 7, 2006; and

•	increasing the weighted average shares used as the denominator of the non-GAAP earnings per share calculation by 657,836, which is the amount by which weighted average shares would have increased had the 4,914,440 shares we issued in our initial public offering been outstanding for the entire first nine months of 2006.
Although we expect to grant restricted stock units and other share-based compensation in the future, we do not expect to make any such substantial grants outside of our regular compensation and hiring process, as we did when we granted restricted stock units in connection with our initial public offering. Also, in the future we do not expect that a similar conversion-related deferred tax benefit will arise and we expect to be subject to state and federal income tax, in each case, because we do not expect to change our corporate form again.
Our management has utilized a non-GAAP calculation of net income and non-GAAP calculations of basic and diluted earnings per share that are adjusted in the manner described above as an additional device to aid in understanding and analyzing our financial results in the third quarter and first nine months of 2006. Our management believes that these non-GAAP measures will allow for a better evaluation of the operating performance of our business and facilitate meaningful comparison of our results in the current period to those in prior periods and future periods that did not and likely will not include the adjusted items. Our reference to these measures should not, however, be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and our prospects for the future. Specifically, our management believes that the non-GAAP measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and business outlook.
A limitation of utilizing these non-GAAP measures of net income and basic and diluted earnings per share is that the GAAP accounting effects of these events do in fact reflect the underlying financial results of our business and these effects should not be ignored in evaluating and analyzing our financial results. Therefore, management believes that both our GAAP measures of net income and basic and diluted earnings per share and these non-GAAP measures of our financial performance should be considered together.

A reconciliation of our third quarter and first nine months of 2006 GAAP net income to our third quarter and first nine months of 2006 non-GAAP net income is set forth below.

	For Three Months	For Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2006
	(In millions)
Net income	$1.6	$26.2
Exclusion of the effect of recording net deferred tax benefit	—	(13.8)
Inclusion of additional income tax expense	—	(1.5)
Exclusion of the after-tax non-cash expense associated with initial grant of restricted stock units	1.2	3.0

Non-GAAP net income excluding the effect of recording net deferred tax benefit, including additional income tax expense and excluding after-tax non-cash expense associated with initial grant of restricted stock units	$2.8	$13.9

We calculate earnings per share in accordance with FASB Statement No. 128, Earnings per Share. Basic earnings per share is calculated by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding for the period. Common shares outstanding for the third quarter of 2006 and for the first nine months of 2006 are comprised of the weighted average of (i) the 17,347,270 shares issued in conjunction with our reorganization from a limited liability company to a corporation, as if such issuance had occurred on January 1, 2006, (ii) the 4,914,440 shares issued in our initial public offering on February 7, 2006 (iii) the 3,581,902 shares issued in our follow-on offering on May 23, 2006 and (iv) the 12,533 shares repurchased on August 25, 2006. Diluted earnings per share includes the determinants of basic earnings per share plus all dilutive potential common shares that were outstanding during the period. We use the treasury stock method to reflect the potential dilutive effect of outstanding unvested restricted stock units, an outstanding warrant to purchase common stock and outstanding unexercised stock options. With respect to the third quarter and first nine months of 2006, outstanding unexercised stock options were anti-dilutive and not considered in the determination of diluted earnings per share.
The following table sets forth our GAAP basic and diluted weighted average shares outstanding and our GAAP basic and diluted earnings per share for the third quarter and first nine months of 2006, as well as our non-GAAP basic and diluted weighted average shares outstanding and non-GAAP earnings per share for the third quarter and first nine months of 2006, in each case after applying the adjustments described above:

	For Three Months	For Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2006
Weighted average shares used in computation of earnings per share:
Basic (in thousands)	25,839	23,377
Diluted (in thousands)	26,218	23,913

Earnings per share:
Basic	$0.06	$1.05
Diluted	$0.06	$1.03

Non-GAAP adjusted weighted average shares used in computation of non- GAAP earnings per share:
Basic (in thousands)	25,839	24,035
Diluted (in thousands)	26,218	24,571

Non-GAAP earnings per share excluding the effect of recording net deferred tax benefit, including additional income tax expense, excluding after-tax non-cash expense associated with initial grant of restricted stock units and excluding preferred dividends and accretion from January 1, 2006 through February 7, 2006:

Basic	$0.11	$0.58
Diluted	$0.11	$0.56

Further information regarding these non-GAAP financial measures has been and will be included in our Quarterly Reports on Form 10-Q for the three month periods ended March 31, June 30 and September 30, 2006. Our Quarterly Reports on Form 10-Q are available to the public from the SEC’s internet site at http://www.sec.gov and from our public internet site at http://www.tweisel.com. You may also read and copy any Quarterly Report on Form 10-Q that we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
About Thomas Weisel Partners Group, Inc.
We are an investment bank, founded in 1998, focused principally on the technology, healthcare and consumer sectors of the economy. Our business is managed as a single operating segment and we generate revenues from three principal sources: investment banking, brokerage and asset management. Our investment banking group is comprised of two disciplines: corporate finance and strategic advisory. Our brokerage group provides equity and convertible debt securities sales and trading services to institutional investors, and offers brokerage, advisory and cash management services to high-net-worth individuals and corporate clients.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements, which are subject to risks, uncertainties and assumptions about us. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “optimistic”, “potential”, “future” or “continue”, the negative of these terms and other comparable terminology. These statements are only predictions based on our current expectations about future events. There are important factors that could cause our actual results, level of activity, performance or achievements or other events or circumstances to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, those discussed in Item 1A – “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, as supplemented and amended by the risks outlined under Part II, Item 1A — “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q. We do not assume responsibility for the accuracy or completeness of any forward-looking statement and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.
Quarterly Earnings Conference Call
Thomas Weisel Partners Group, Inc. will host its 2006 third quarter conference call on Tuesday, October 31, 2006 at 5:00 p.m. EST (2:00 p.m. PST). The conference call may include forward-looking statements, including guidance as to future results.
All interested parties are invited to listen to Thomas Weisel Partners’ Chairman and Chief Executive Officer, Thomas W. Weisel, and Chief Administrative Officer, David Baylor, by dialing 800/289-0529 (domestic) or 913/981-5523 (international). The confirmation code for both the domestic and international lines is: 524117.
A live web cast of the call, as well as the company’s results, will be available at:
          http://www.tweisel.com/twpds?___fwdtourl___=/investor/webcasts.jsp
To listen to the live call, please go to the website at least 15 minutes early to register, download, and install any necessary audio software.
For those who cannot listen to the live broadcast, a replay will be available on this site one hour after the call through November 10, 2006.

Investor Relations Contact:	Media Contact:
Deborah Lightfoot	Amanda Gaines-Cooke
415-364-2500	15-364-2500
investorrelations@tweisel.com	amandagainescooke@tweisel.com

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Revenues:
Brokerage	$30,682	$34,565	$94,845	$104,255
Investment banking	22,228	15,895	86,878	47,318
Asset management	4,123	7,832	16,459	25,787
Interest income	4,197	1,476	9,471	3,439

Total revenues	61,230	59,768	207,653	180,799
Interest expense	(3,110)	(1,496)	(7,822)	(3,567)

Net revenues	58,120	58,272	199,831	177,232

Expenses excluding interest:
Compensation and benefits	33,648	38,076	110,983	117,089
Floor brokerage and trade execution	4,441	6,314	17,525	20,252
Communications and data processing	3,958	4,482	12,525	13,203
Depreciation and amortization	2,117	2,288	6,598	6,958
Marketing and promotion	2,817	2,978	8,509	9,828
Occupancy and equipment	5,524	3,796	13,787	11,079
Other expense	4,182	2,011	13,482	11,175

Total expenses	56,687	59,945	183,409	189,584

Income (loss) before taxes	1,433	(1,673)	16,422	(12,352)
Provision for taxes (tax benefit)	(119)	523	(9,759)	1,805

Net income (loss)	1,552	(2,196)	26,181	(14,157)

Preferred dividends and accretion:
Class D redeemable convertible shares	—	(1,750)	(710)	(5,250)
Class D-1 redeemable convertible shares	—	(937)	(380)	(2,812)
Accretion of Class C redeemable preference stock	—	(756)	(518)	(3,481)

Net income (loss) attributable to common shareholders and to class A, B and C shareholders	$1,552	$(5,639)	$24,573	$(25,700)

Earnings per share:
Basic earnings per share	$0.06	—	$1.05	—
Diluted earnings per share	$0.06	—	$1.03	—

Weighted average shares used in computation of per share data:
Basic weighted average shares outstanding	25,839	—	23,377	—
Diluted weighted average shares outstanding	26,218	—	23,913	—

THOMAS WEISEL PARTNERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED QUARTERLY STATEMENT OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2006	2006	2006	2005	2005
	(In thousands)
REVENUES:
Brokerage	$30,682	$29,776	$34,387	$34,242	$34,565
Investment banking	22,228	28,156	36,494	27,982	15,895
Asset management	4,123	5,383	6,953	10,906	7,832
Interest income	4,197	3,062	2,212	2,071	1,476

Total revenues	61,230	66,377	80,046	75,201	59,768
Interest expense	(3,110)	(2,643)	(2,069)	(1,547)	(1,496)

Net revenues	58,120	63,734	77,977	73,654	58,272

EXPENSES EXCLUDING INTEREST:
Compensation and benefits	33,648	35,398	41,937	37,074	38,076
Floor brokerage and trade execution	4,441	6,388	6,696	6,621	6,314
Communications and data processing	3,958	4,218	4,349	4,255	4,482
Depreciation and amortization	2,117	2,127	2,354	2,188	2,288
Marketing and promotion	2,817	2,759	2,933	2,071	2,978
Occupancy and equipment	5,524	3,603	4,660	4,805	3,796
Other expense	4,182	4,730	4,570	9,159	2,011

Total expenses	56,687	59,223	67,499	66,173	59,945

INCOME (LOSS) BEFORE TAX	1,433	4,511	10,478	7,481	(1,673)
Provision for taxes (tax benefit)	(119)	1,191	(10,831)	382	523

NET INCOME (LOSS)	1,552	3,320	21,309	7,099	(2,196)

Less: Preferred Dividends and Accretion	—	—	(1,608)	(4,111)	(3,443)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS AND TO CLASS A, B AND C SHAREHOLDERS	$1,552	$3,320	$19,701	$2,988	$(5,639)